Deposit Account Pledge Agreement

This Deposit Account Pledge Agreement (this “Agreement”) is executed and delivered as of August 13, 2021, by Halo, Purely for Pets, Inc., a Delaware corporation (the “Pledgor”), to Old Plank Trail Community Bank, N.A., a national banking association, with an office located at 5300 W. 95th Street, Oak Lawn, Illinois 60453 (“Lender”). Capitalized terms used and not otherwise defined herein have the meanings given such terms in that certain Loan and Security Agreement dated as of January 6, 2021 by and between Pledgor and Lender as amended by that certain First Amendment to Loan and Security Agreement of even date herewith (as further amended or restated from time to time, the “Loan Agreement”).

Pledge. To secure the payment and performance of the Liabilities, Pledgor hereby pledges, assigns, transfers and grants to Lender a continuing security interest in and right of setoff against the property listed below under the heading “Schedule of Collateral” (the “Collateral”) owned by Pledgor, all Collateral in which Pledgor has rights or power to transfer rights and all Collateral in which Pledgor later acquires ownership, other rights or the power to transfer rights.

Schedule of Collateral. Money Market Account Number #9243952804 (including any successor account, howsoever numbered, “Account”) held at Lender in Pledgor’s name, and all cash, financial assets, securities, securities entitlements, instruments, investments, free credit balances, interest and other funds and amounts and other assets of every nature and description at any time held in or credited to the Account.

Required Pledge Amount. The term “Required Pledge Amount” in this Agreement means an amount equal to $7,150,000; provided that, if no Unmatured Event of Default or Event of Default then exists or is caused thereby on a pro forma basis, the Required Pledge Amount shall reduce to $6,900,000 on January 1, 2022 and $6,000,000 on January 1, 2023. Pledgor covenants and agrees to deposit or otherwise maintain in the Account at all times the Required Pledge Amount.

Representations, Warranties and Covenants. Pledgor represents, warrants and agrees with Lender that until this Agreement terminates and while any Liabilities remain outstanding, it owns and it will own the Collateral free and clear of any liens, security interests, assignments or other encumbrances, other than liens in favor of Lender. Pledgor will not attempt to sell or assign the Collateral or create any lien, security interest, assignment or other encumbrance or claim against it other than in favor of Lender. Pledgor agrees to reimburse Lender, on demand, for any amounts paid or advanced by Lender for the purpose of preserving all or any part of the Collateral. Lender shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by applicable law.

Pledgor represents, warrants and covenants with Lender that until this Agreement and the Loan Agreement are terminated and all Liabilities are paid in full, no financing statement or similar record covering all or any part of the Collateral is on file in any public office, and no person or entity other than Lender has control of the Collateral. From time to time at Lender's request, Pledgor will execute one or more financing statements and control agreements in form and substance satisfactory to Lender and will pay the cost of filing them in all public offices or recording them with any intermediary where filing or recording is deemed by Lender to be necessary or desirable. In addition, Pledgor shall execute and deliver, or cause to be executed and delivered, such other documents as Lender may from time to time request to create, to perfect, to assure the continuing first priority of or to further evidence, the security interest created in the Collateral by this Agreement, including: (a) a notice of security interest and/or a control agreement with respect to any Collateral from persons or entities considered necessary or desirable by Lender, all in form and substance satisfactory to Lender; (b) a notice to and acknowledgement from and control agreement with any bailee or other person who maintains, possesses or controls any of the Collateral, all in form and substance satisfactory to Lender; and (c) any consent to the assignment of proceeds of any letter of credit, all in form and substance satisfactory to Lender.

Bank Appointed Attorney-in-Fact. Pledgor authorizes and irrevocably appoints Lender as Pledgor’s attorney-in-fact, to do any of the following without notice to Pledgor or any other person or entity: to take any action and to execute or otherwise authenticate any record or other documentation that Lender considers necessary or advisable to accomplish the purposes of this Agreement, to exercise any rights under this Agreement and to perform any of the undersigned's obligations under this Agreement including but not limited to the following: (a) to endorse and collect all checks, drafts, other payment orders and instruments representing or included in, the Collateral; and (b) to execute any record reasonably believed necessary or appropriate by Lender for compliance with laws, rules or regulations applicable to any Collateral.

Withdrawal of Funds. Pledgor covenants, acknowledges and agrees that Pledgor (i) shall deposit and maintain the Required Pledge Amount in the Account at all times until this Agreement and the Loan Agreement terminate and the Liabilities are paid in full, upon the terms and conditions herein set forth; and (ii) shall not, and shall not have the right to, withdraw any of the Collateral from the Account until the Liabilities are paid in full and this Agreement is terminated. Pledgor hereby grants Lender sole and exclusive control of the Collateral until such time as this Agreement is terminated and acknowledges and agrees that Lender will not have any obligation to honor any direction from Pledgor with respect to the account in violation of this Agreement.

Default; Remedies. Upon the occurrence of an Event of Default, then Lender shall have all of the rights and remedies provided by law, in equity or this Agreement and the other agreements related to the Liabilities, including, but not limited to, (a) the rights and remedies of a secured party under the UCC, and (b) the right to offset against any funds on deposit in the Account and apply such funds to all or any portion of the Liabilities as Lender may select in its sole discretion. Pledgor will pay to Lender all costs reasonably incurred by Lender, whether before or after the occurrence of an Event of Default, for the purpose of preparing this Agreement and enforcing its rights hereunder or to perform any obligation of the undersigned under this Agreement, including, without limitation, costs of foreclosure; costs of obtaining money damages; and a reasonable fee for the services of internal and outside attorneys employed or engaged by Lender or its affiliates for any purpose related to this Agreement, including, without limitation, consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or any proceeding. Lender's compliance with any applicable state or federal law requirements in connection with the disposition of the Collateral will not adversely affect the commercial reasonableness of any sale of the Collateral. These rights and remedies shall be cumulative and not exclusive. If Pledgor is entitled to notice, that requirement will be met if Lender sends notice at least ten (10) days prior to the date of sale, disposition or other event requiring notice, and such notice shall be deemed commercially reasonable. The proceeds of any sale shall be applied first to costs, then toward payment of the Liabilities in any order of application, whether or not the Liabilities have been declared to be due and owing; provided that, to the extent any Liabilities consist of extensions of credit by the issuance of letters of credit or other like obligations of Lender to third parties which have not been utilized, such proceeds shall be held by Lender in a cash collateral account as security for the Liabilities.

Representation by Pledgor. Pledgor represents that the following are and will remain true until termination of this Agreement and the payment in full of all Liabilities: (a) the execution and delivery of this Agreement and the performance of the obligations it imposes do not violate any law, do not conflict with any agreement by which it is bound, or require the consent or approval of any governmental authority or any third party; and (b) this Agreement is a valid and binding agreement, enforceable according to its terms.

Notice. Any notices and demands under or related to this document shall be in writing and delivered in accordance with the notice provisions set forth in Section 12.14 of the Loan Agreement.

Pledge Agreement in Addition to Other Pledge Agreements. This Agreement is in addition to and not in substitution or replacement of any other pledge agreement executed by Pledgor in favor of Lender, and Lender's rights under this Agreement and any such other pledge agreement are cumulative.

Indemnification. Pledgor agrees to indemnify, defend and hold Lender, its parent companies, subsidiaries, affiliates, their respective successors and assigns and each of their respective shareholders, directors, officers, employees and agents (collectively the “Indemnified Persons”) harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, interest, penalties, attorneys' fees (including the fees and expenses of attorneys engaged by the Indemnified Person at the Indemnified Person's reasonable discretion) and amounts paid in settlement (“Claims”) to which any Indemnified Person may become subject arising out of or relating to this Agreement or the Collateral, except to the limited extent that the Claims are proximately caused by the Indemnified Person's gross negligence, bad faith or willful misconduct. The indemnification provided for in this paragraph shall survive the termination of this Agreement and shall not be affected by the presence, absence or amount of or the payment or nonpayment of any claim under, any insurance.

Miscellaneous. This Agreement is binding on Pledgor and its successors and assigns, and is for the benefit of Lender and its successors and assigns. The use of section headings does not limit the provisions of this Agreement. Pledgor waives notice of Lender’s acceptance of this Agreement.
Termination. This Agreement may only be terminated by Lender and shall not be terminated until all Liabilities are indefeasibly paid and satisfied in full.

Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois (without giving effect to its laws of conflicts), and to the extent applicable, federal law, except to the extent that the laws regarding the perfection and priority of security interests of the state(s) in which either Pledgor or any property securing the Liabilities is located, are applicable.

WAIVER OF SPECIAL DAMAGES. PLEDGOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM LENDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

JURY WAIVER. PLEDGOR AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE PLEDGOR AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING DESCRIBED HEREIN.

[signature page follows]

IN WITNESS WHEREOF, Pledgor has caused this Deposit Account Pledge Agreement to be executed and delivered as of the date first set forth above.

Pledgor: Halo, Purely for Pets, Inc., a Delaware corporation By: _____________________ Name: Robert Sauermann Title: Executive Vice President
Acknowledged to and agreed by Lender as of August 13, 2021:

Old Plank Trail Community Bank, N.A.,
a national banking association

By: _________________________________
Name: Sean Broderick
Title: Vice President

[Signature Page to Deposit Account Pledge Agreement]